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                             AMES DEPARTMENT STORES, INC.          Exhibit 20-B
                              FEBRUARY RESULTS VS. PLAN             Page 1 of 2
                                   MANAGEMENT FORMAT
                                      (Unaudited)
                                     (In Millions)
                                                     Feb and Year-to-Date 1997
                                                                       Last
                                                     Actual   Plan (a) Yr (b)
INCOME SUMMARY:
Net Sales                                              $124.4   $125.2   $128.9

FIFO  Margin     $                                       32.0     31.0     30.7
      Margin     %                                       25.7%    24.8%    23.8%

Total Expenses                                          (39.6)   (40.0)   (39.1)

Other Income                                              1.5      1.4      1.4
                                                     ---------------------------
EBITDA                                                   (6.1)    (7.6)    (7.0)

Depreciation and Amort (net)                             (0.4)    (0.4)    (0.4)
Net Interest Expense                                     (0.5)    (0.5)    (1.3)
Other Expenses, Incl LIFO                                (0.1)       -        -
Non-Cash Inc. Tax Ben.                                    2.4      2.9      2.6

                                                     ---------------------------
Net Income (Loss)                                       ($4.7)   ($5.6)   ($6.1)
                                                     ===========================


                                                      Balance at end of Period
                                                                         Last
                                                      Actual  Plan (a)   Yr (b)
                                                     ---------------------------
BALANCE SHEET SUMMARY:
Cash and Cash Equivalents                               $18.1    $19.4    $22.9
Merchandise Inventories, LIFO                           424.6    414.9    406.7
Other Current Assets                                     34.3     39.7     37.8
                                                     ---------------------------
      Total Current Assets                              477.0    474.0    467.4
Net Fixed Assets                                         63.1     62.9     56.0
Long-Term Assets                                          5.0      4.7      5.6
                                                     ---------------------------
      Total Assets                                     $545.1   $541.6   $529.0
                                                     ===========================

Trade Accounts Payable                                 $158.0   $144.4   $131.8
Short-Term Debt (Revolver)                               15.1     25.0     35.3
Other Current Liabilities                               170.1    171.3    174.0
                                                     ---------------------------
      Total Current Liabilities                         343.2    340.7    341.1

Long-Term Debt                                           11.2     11.2     14.8
Other Long-Term Liabilities                              34.2     34.4     35.3

Unfavorable Lease Liability                              16.9     16.8     18.5
Fresh-start Excess Net Assets (Negative Goodwill)        35.9     35.9     42.0

Paid-In-Capital                                          88.8     88.5     81.0
Retained Earnings (Deficit)                              14.9     14.1     (3.7)
                                                     ---------------------------
      Total Stockholders' Equity                        103.7    102.6     77.3
                                                     ---------------------------
      Total Liabilities & Equity                       $545.1   $541.6   $529.0
                                                     ===========================

  (a) As reported on Form 8-K dated February 27, 1997.

NOTE: EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items (including certain store closing expenses), depreciation, amortization and other non-cash charges and gains or losses on the sale of properties.


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